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                                                                Exhibit 24(b)(2)
                          MATTHEWS INTERNATIONAL FUNDS
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                                    BY-LAWS



     These By-laws of Matthews International Funds (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated April 8, 1994, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                   ARTICLE I
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                                PRINCIPAL OFFICE
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     The principal office of the Trust shall be located in such location as the
Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.


                                   ARTICLE II
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                          OFFICERS AND THEIR ELECTION
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     Section 2.1  Officers.  The officers of the Trust shall be a President, a
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Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

     Section 2.2  Election of Officers.  Two or more offices may be held by a
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single person.  Subject to the provisions of Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees.

     Section 2.3  Resignations.  Any officer of the Trust may resign by filing a
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written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified.


                                  ARTICLE III
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                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES
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     Section 3.1  Chief Executive Officer.  Unless the Trustees have designated
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the Chairman as the chief executive officer of the Trust, the President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the chief executive officer shall have general administration of the business and policies of the Trust. Except as the Trustees may
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otherwise order, the chief executive officer shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust. If the President is not the chief executive officer, he shall perform such duties as the Trustees or the chief executive officer may from time to time designate and, at the request or in the absence or disability of the chief executive officer, may perform all the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

     Section 3.2  Treasurer.  The Treasurer shall be the principal financial and
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accounting officer of the Trust.  He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

     Section 3.3  Secretary.  The Secretary shall record in books kept for the
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purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

     Section 3.4  Vice President.  Any Vice President of the Trust shall perform
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such duties as the Trustees or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 3.5  Assistant Treasurer.  Any Assistant Treasurer of the Trust
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shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

     Section 3.6  Assistant Secretary.  Any Assistant Secretary of the Trust
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shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act my perform all the duties of the Secretary.

     Section 3.7  Subordinate Officers.  The Trustees from time to time may
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appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

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     Section 3.8  Surety Bonds.  The Trustees may require any officer or agent
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of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 ("1940 Act") in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

     Section 3.9  Removal.  Any officer may be removed from office at any time
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by the Trustees.

     Section 3.10 Remuneration.  The salaries or other compensation, if any, of
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the officers of the Trust shall be fixed from time to time by resolution of the
Trustees.


                                   ARTICLE IV
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                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Section 4.1  Notices.  Notices of any meeting of the Shareholders shall be
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given by the Secretary by delivering or mailing, postage prepaid, to each
Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

     Section 4.2  Voting-Proxies.  Subject to the provisions of the Trust
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Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior too its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the

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acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

     Section 4.5  Place of Meeting.  All meetings of the Shareholders shall be
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held at such places as the Trustees may designate.


                                   ARTICLE V
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                         SHARES OF BENEFICIAL INTEREST
                         -----------------------------

     Section 5.1  Share Certificate.  No certificates certifying the ownership
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of Shares shall be issued except as the Trustees may otherwise authorize.  The
Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificates shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.


     Section 5.2  Loss of Certificate.  In case of the alleged loss or
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destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

     Section 5.3  Discontinuance of Issuance of Certificates.  The Trustees may
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at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares of the Trust.


                                   ARTICLE VI
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                              INSPECTION OF BOOKS
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     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of

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the Trust or any of them shall be open to the inspection of the Shareholders;
and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.


                                  ARTICLE VII
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                                      SEAL
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     The seal of the Trust shall be circular in form bearing the inscription:

                     "MATTHEWS INTERNATIONAL FUNDS -- 1994

                             THE STATE OF DELAWARE"

     The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

     Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                  ARTICLE VIII
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                                   AMENDMENTS
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     These By-laws may be amended from time to time by the Trustees.

                                   ARTICLE IX
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                                    HEADINGS
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     Headings are placed in these By-laws for convenience of reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control.